UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2012

ARUBA NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33347	02-0579097
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1344 Crossman Ave.

Sunnyvale, CA 94089

(Address of principal executive offices, including zip code)

(408) 227-4500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of Aruba Networks, Inc. (“Aruba” or the “Company”) held on November 29, 2012 (the “Annual Meeting”), proxies representing 105,560,153 shares of Common Stock or approximately 93.0% of the total outstanding shares of Aruba were present and voted on the three proposals presented at the Annual Meeting as follows:

Proposal One – Election of Directors

The table below presents the voting results of the election of eight directors to Aruba’s Board of Directors by the Company’s stockholders:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Dominic P. Orr	44,564,199	47,233,741	13,762,213
Keerti Melkote	89,081,223	2,716,717	13,762,213
Bernard Guidon	45,285,484	46,512,456	13,762,213
Emmanuel Hernandez	90,544,540	1,253,400	13,762,213
Michael R. Kourey	90,544,165	1,253,775	13,762,213
Willem P. Roelandts	88,097,913	3,700,027	13,762,213
Jurgen Rottler	90,543,465	1,254,475	13,762,213
Daniel Warmenhoven	87,588,744	4,209,196	13,762,213

Proposal Two – Ratification of Appointment of Independent Registered Public Accounting Firm

The Company’s stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending July 31, 2013 by the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
103,944,622	1,599,627	15,904	—

Proposal Three – Non-Binding Advisory Vote on Executive Compensation

The Company’s stockholders cast their votes with respect to the non-binding advisory vote on executive compensation as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
61,560,158	30,192,810	44,972	13,762,213

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARUBA NETWORKS, INC.

Date: November 30, 2012	By:	/s/ Damien Eastwood
Damien Eastwood
Vice President, General Counsel and Secretary